‐END‐  FOR IMMEDIATE RELEASE  FB Financial Corporation Announces $100 Million Common Stock Repurchase Authorization  NASHVILLE, Tenn.— March 21, 2024 —FB Financial Corporation (“the Company”) (NYSE: FBK), the parent  company of FirstBank, announced today that  its board of directors authorized the repurchase of up to  $100 million of the Company’s outstanding common stock. The repurchase authorization will be in place  until January 31, 2026, and replaces the Company’s previous authorization, which expired on January 31,  2024.     Christopher T. Holmes, President and Chief Executive Officer, commented, “This repurchase authorization  reflects  the  Company’s  financial  strength  and  strong  profitability.  Our management  team  is  keenly  focused on deploying  capital  to deliver  superior  returns and  to  create  long‐term value. This program  provides another arrow in our quiver to achieve those objectives.”    The  timing  and  amount of  any  repurchases will be based on management’s  consideration of  various  factors  including  market  conditions,  securities  laws  restrictions,  the  price  of  the  Company’s  stock,  regulatory  requirements,  alternative  uses  of  capital  and  the  Company’s  financial  performance.  Repurchases may be executed through the open market or in privately negotiated transactions, including  under Rule 10b5‐1 plans.    ABOUT FB FINANCIAL CORPORATION  FB  Financial  Corporation  (NYSE:  FBK)  is  a  financial  holding  company  headquartered  in  Nashville,  Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank with  81  full‐service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage  offices across the Southeast. FB Financial Corporation has approximately $12.6 billion in total assets.    CONTACT:  MEDIA CONTACT:  Jeanie M. Rittenberry  615‐313‐8328  jrittenberry@firstbankonline.com  www.firstbankonline.com    FINANCIAL CONTACT:  Michael Mettee  615‐564‐1212  mmettee@firstbankonline.com  investorrelations@firstbankonline.com